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                                                                    Exhibit 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (File No. 33-48364) and (ii) the Registration Statement on Form S-8 (File No. 33-66306) of our reports dated August 30, 1996, on our audits of the consolidated financial statements and financial statement schedule of Pharmaceutical Marketing Services Inc. and Subsidiaries as of June 30, 1995 and 1996, and for the years ended June 30, 1994, 1995 and 1996, which reports are included in this Annual Report on Form 10-K.




COOPERS & LYBRAND L.L.P.



Stamford, Connecticut
September 24, 1996